EXHIBIT 10

                              SETTLEMENT AGREEMENT

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EXHIBIT 10

                              SETTLEMENT AGREEMENT



         AGREEMENT, dated August __, 2004, by and between Infinity Capital Group, Inc., a Maryland corporation ("Infinity") and L & M Specialties, Inc., a California corporation ("L & M").

         WHEREAS, L & M has loaned Infinity $125,000, evidenced by a Promissory Note dated September 22, 2003 bearing interest at the rate of seven (7%) percent per annum (the "Original Note") for the purpose of purchasing 5,700,000 common shares of Azonic Corporation, a Nevada corporation (the "Company");

         WHEREAS, the Original Note was due and payable in full on December 22, 2003, and Infinity is in default thereunder with respect to approximately $114,000 (including accrued interest and related expenses);

         WHEREAS, the Original Note was secured by 4,500,000 shares of Common Stock of the Company held in escrow by SEC Attorneys, LLC (the "Escrow Agent") pursuant to a Security Agreement dated September 22, 2003 (the "Security Agreement") and an Escrow Agreement (the "Escrow Agreement") dated September 22, 2003. The 4,500,000 shares are now 18,000,000 shares following a 4:1 stock split (the "Escrow Shares");

         WHEREAS, L&M currently holds 4,800,000 shares of Common Sock of the Company (the "L&M Shares");

         WHEREAS, the Parties hereto desire to settle certain disputes which have arisen concerning the Original Note, the Security Agreement and the Escrow Agreement;

         NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties hereto hereby agree as follows:

1.       Principal Settlement Terms.
         --------------------------

(a) Simultaneously with the execution and delivery of this Agreement, L&M shall receive an immediate cash payment equal to $125,000.

(b) L&M shall receive a cash payment of $12,500 on each of September 30, October 31, November 30 and December 31, 2004 (collectively, the "Additional Payments"). Simultaneously with the execution and delivery of this Agreement, Infinity shall issue four $12,500 promissory notes to L&M evidencing its obligations to make the Additional Payments, which notes shall accrue simple interest at a 7% annual rate from the date of this Agreement until such note has been paid in full.

(c) Simultaneously with the execution and delivery of this Agreement, the Original Note shall be deemed cancelled and paid in full.

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(d) Simultaneously with the execution and delivery of this Agreement, L&M shall instruct the Escrow Agent to disburse the Escrow Shares to Infinity.

(e) Simultaneously with the execution and delivery of this Agreement, L&M shall transfer and deliver the L&M Shares to Infinity, and Infinity shall immediately deposit 1,500,000 of such shares with the Escrow Agent (1,000,000 of which shall be registered in the name of Infinity (the "Retained Shares") and 500,000 of which shall be registered in the name of L&M ("the Transaction Shares")) to be held as follows:

        (i) The Retained Shares shall be placed into escrow until the Additional Payments have been paid in full (with 250,000 Retained Shares being released upon L&M's receipt of each Additional Payment). The Escrow Agent shall deliver 250,000 Retained Shares to L&M if any Additional Payment is not made within seven days after the date that it is due. Infinity shall leave a stock power with the Escrow Agent in the event of any event of default with respect to any Additional Payment.

        (ii) The Transaction Shares shall remain in escrow until the Company completes its first reverse merger or similar transaction (a "Company Transaction"). Immediately after the Company completes a Company Transaction, the Escrow Agent shall distribute a portion of the Transaction Shares to L&M so that L&M will hold (subject to the adjustment set forth below in this subsection) 5% of the number of shares of Common Stock of the Company held by Infinity (including its officers, directors and employees) immediately after the Company completes a Company Transaction (without giving effect to this subsection), and shall thereafter distribute all remaining Transaction Shares to Infinity. Notwithstanding the foregoing, L&M shall be permitted to sell a portion of the Transaction Shares ("Eligible Shares") if the Company has not completed a Company Transaction in accordance with the schedule set forth below:

                      Days after the date of         Cumulative # of
                     this Agreement that No     Transaction Shares that
                     Company Transaction has       May be Sold by L&M
                            Occurred
                    -------------------------- ---------------------------
                                90                       50,000
                               180                       100,000
                               270                      200,000
                               360                       300,000
                               450                      400,000
                               540                      500,000
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                  If L&M provides notice to Infinity and the Escrow Agent that it wishes to sell Eligible Shares that L&M is eligible to sell in accordance with the above schedule (which notice shall contain the number of such Eligible Shares that L&M wishes to sell), the Escrow Agent shall disburse such number of Eligible Shares to L&M. If a Company Transaction occurs at any time after L&M has received Eligible Shares for sale as contemplated in the immediately preceding sentence, at the time of a Company Transaction, the Escrow Agent shall distribute a portion of the Transaction Shares to L&M so that the number of shares distributed to L&M immediately after the Company completes a Company Transaction is equal to the number determined in accordance with the following formula: # of shares = 5% * (1- (Eligible Shares previously distributed to L&M/ 500,000)). For example, if L&M has received 150,000 Eligible Shares prior to a Company Transaction, at the Closing of the Company Transaction, the Escrow Agent shall disburse a portion of the Transaction Shares to L&M so that L&M will receive 3.5% (being 5% * .7 (or 1- (150/500)) of the number of shares of Common Stock of the Company held by Infinity (including its officers, directors and employees) immediately after the Company completes a Company Transaction (without giving effect to this subsection). After making such disbursement to L&M, the Escrow Agent shall disburse all remaining Transaction Shares to Infinity.

(f) Simultaneously with the execution and delivery of this Agreement, L&M shall surrender for cancellation to Infinity the 200,000 warrants (the "Warrants") which L&M owns to purchase shares of Infinity at an exercise price of $0.25 per share exercisable until September 22, 2008.

2.       Mutual Releases.
         ---------------

(a) L&M Release and Indemnity. L&M, for itself and on behalf of the other L&M Related Parties, hereby irrevocably an unconditionally releases and forever discharges each of the Infinity Related Parties from any and all manner of action, claims, suits, causes of action, rights, dues, accounts, bonds, bills, debts, sums of money, contracts, controversies, omissions, agreements, promises, variances, trespasses, damages, liabilities, losses, costs, expenses, reimbursements, indemnities, executions, judgments and demands whatsoever, in law, admiralty, or equity which any L&M Related Party ever had, now has, or hereafter can, shall or may have against any Infinity Related Party, whether or not now known, for, upon, or by reason of any matter, cause, or thing whatsoever related to the Original Note, the Security Agreement, the Escrow Agreement, the Warrants and any other document, agreement or instrument between L&M and Infinity in connection therewith on or before the date hereof, but excluding only those obligations under this Agreement (the "L&M Released Claims"). As used herein, "L&M Related Parties" means L&M, its officers, directors, employees, shareholders, affiliates, agents and representatives. As used herein, "Infinity Related Parties" means Infinity, its officers, directors, employees, shareholders, affiliates, agents and representatives

                  L&M, for itself and on behalf of the other L&M Related Parties, hereby agrees to indemnify and hold harmless each of the Infinity Related Parties with respect to any and all losses, costs, expenses or damages (including attorneys' and advisors' fees) in any way related to any claims asserted against any Infinity Related Party (including third party claims), in

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connection with any L&M Released Claim or any breach by any L&M Related Party of its obligations under this letter, and L&M, for itself and on behalf of the other L&M Related Parties, hereby covenants not to commence, prosecute, pursue or give any aid in connection with, any action or proceeding against any Infinity Related Party with respect to any of the L&M Released Claims.

                  L&M, FOR ITSELF AND ON BEHALF OF THE OTHER L&M RELATED PARTIES, EXPRESSLY ACKNOWLEDGES THAT THE CONSIDERATION SET FORTH HEREIN, INCLUDING THE RELEASE BY THE INFINITY RELATED PARTIES SET FORTH BELOW, CONSTITUTES ADEQUATE AND SUFFICIENT CONSIDERATION FOR THE FOREGOING RELEASE AND INDEMNITY.

                  Although the parties have expressly elected the laws of the State of New York to govern the interpretation and enforcement of this Agreement, L&M, as a corporation domiciled in the State of California, expressly waives and relinquishes, for itself and on behalf of the other L&M Related Parties, all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                  Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Infinity Related Parties, L&M, on behalf of itself and the other L&M Related Parties, expressly acknowledges that this Agreement and General Release is intended to include in its effect without limitation, all claims which it does not know or suspect or exist in its favor at the time of execution hereof, and that this General Release contemplates the extinguishment of any such claim or claims.

(b) Infinity Release and Indemnity. Infinity, for itself and on behalf of the other Infinity Related Parties, hereby irrevocably an unconditionally releases and forever discharges each of the L&M Related Parties from any and all manner of action, claims, suits, causes of action, rights, dues, accounts, bonds, bills, debts, sums of money, contracts, controversies, omissions, agreements, promises, variances, trespasses, damages, liabilities, losses, costs, expenses, reimbursements, indemnities, executions, judgments and demands whatsoever, in law, admiralty, or equity which any Infinity Related Party ever had, now has, or hereafter can, shall or may have against any L&M Related Party, whether or not now known, for, upon, or by reason of any matter, cause, or thing whatsoever related to the Original Note, the Security Agreement, the Escrow Agreement, the Warrants and any other document, agreement or instrument between L&M and Infinity in connection therewith on or before the date hereof from the beginning of time but excluding only those obligations under this Agreement (the "Infinity Released Claims").

                  Infinity, for itself and on behalf of the other Infinity Related Parties, hereby agrees to indemnify and hold harmless each of the L&M Related Parties with respect to any and all losses, costs, expenses or damages (including attorney's and advisor's fees) in any way related to any claims

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asserted against any L&M Related Party (including third party claims), in connection with any Infinity Released Claim or any breach by any Infinity Related Party of its obligations under this letter, and Infinity, for itself and on behalf of the other Infinity Related Parties, hereby covenants not to commence, prosecute, pursue or give any aid in connection with, any action or proceeding against any L&M Related Party with respect to any of the Infinity Released Claims.

                  INFINITY, FOR ITSELF AND ON BEHALF OF THE OTHER INFINITY RELATED PARTIES, EXPRESSLY ACKNOWLEDGES THAT THE CONSIDERATION SET FORTH HEREIN, INCLUDING THE L&M PAYMENT AND THE RELEASE BY THE L&M RELATED PARTIES SET FORTH ABOVE, CONSTITUTES ADEQUATE AND SUFFICIENT CONSIDERATION FOR THE FOREGOING RELEASE AND INDEMNITY.

3. Mutual Nondisparagement. L&M, for itself and on behalf of the other L&M Related Parties, will not disclose or cause to be disclosed any negative, adverse or derogatory comment or information about any Infinity Related Party. Infinity, for itself and on behalf of the other Infinity Related parties, will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about any L&M Related Party. Nothing in this Section 3 will be construed to prevent any L&M Related Party or any Infinity Related Party from giving truthful testimony in response to direct questions asked pursuant to a lawful subpoena or other legal process during any legal proceeding.

4. Confidentiality. The parties to this letter agree to keep confidential the existence of this letter, as well as all of its terms and conditions, and not to directly or indirectly disclose to any person or entity the existence, terms or conditions of this letter except to their respective attorneys, financial advisors and investors, and any other third party necessary to effect or implement the agreements set forth herein; provided they agree to keep confidential the existence, terms and conditions of this letter. If either party believes that it or any or its respective Related Parties is compelled by law to divulge the existence, terms or conditions of this letter, such party will notify the other party of the basis for the belief sufficiently in advance of actually divulging the information to enable the other party to seek appropriate protective orders.

5. Governing Law. The Agreement is executed and delivered within the State of New York and it is expressly agreed that it shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles).

6. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties and may not be orally changed, altered, modified or amended in any respect. To effect any change, modification, alteration or amendment, the same must be in writing signed by both parties hereto.

7. Successors, Assigns. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto, and their respective Related

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Parties. None of the parties hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties and any such attempted assignment shall be void and of no force or effect.

8. Representation by Counsel. EACH PARTY HAS CAREFULLY READ AND FULLY UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT INCLUDING THE WAIVER OF CLAIMS AGAINST EACH OTHER. EACH PARTY HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN CONNECTION WITH ITS ENTERING INTO THIS AGREEMENT. NO PARTY HAS RELIED UPON ANY OTHER REPRESENTATION OR STATEMENT, WRITTEN OR ORAL.

9. Further Assurances. Each Party shall, at any time and from time to time after the date of this Agreement, upon the request of the other Party, do, execute, acknowledge and deliver and cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required to effect and confirm the agreements contained herein.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                        L & M SPECIALTIES, INC.


                         By: __________________________
                             Lawrence Schaffer, President


                         INFINITY CAPITAL GROUP, INC.



                         By: __________________________
                             Gregory H. Laborde, President